UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – January 12, 2017

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Number)
incorporation)

105 Leader Heights Road	17405-2887
P.O. Box 2887	(Zip code)
York, Pennsylvania
(Address of principal executive offices)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 8.01 Other Events.

On January 12, 2017, Codorus Valley Bancorp, Inc. issued a Press Release, attached as Exhibit 99.1, announcing that effective January 10, 2017, John W. Giambalvo, Esq., was appointed to the Board of Directors of PeoplesBank, A Codorus Valley Company (“PeoplesBank”). PeoplesBank is the wholly owned banking subsidiary of Codorus Valley Bancorp, Inc.

Mr. Giambalvo is the President and CEO of Jack Giambalvo Motor Co. Inc. and has over 20 years of experience in the auto industry. He started his career as a law clerk for the honorable John C. Uhler and then became an Assistant District Attorney in York, Pennsylvania. Mr. Giambalvo previously served as a member of the Board of Directors of the Pennsylvania Automobile Dealers Association.

There are no arrangements or understandings between Codorus Valley Bancorp, Inc. and Mr. Giambalvo, Jack Giambalvo Motor Co. Inc., or any other persons or entities pursuant to which Mr. Giambalvo was selected as a PeoplesBank Director. In connection with his appointment, Mr. Giambalvo will receive the standard non-employee Director compensation.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

No.	Description
99.1	Press release of Codorus Valley Bancorp, Inc., dated January 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: January 12, 2017	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and
Chief Executive Officer
(Principal Executive Officer)